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                                                                      EXHIBIT 99

ReliaStar Media contact:    Arlene Wheaton              For immediate release:
                            (612) 372-5784              ---------------------
ReliaStar Investor contact: Karin E. Glasgow            July 26, 2000
                            (612) 342-3979
Lexington contact:          Robert DeMichele
                            (201) 712-7700


                         RELIASTAR CLOSES ACQUISITION OF
                         -------------------------------
                      LEXINGTON GLOBAL ASSET MANAGERS, INC.
                      -------------------------------------


MINNEAPOLIS - ReliaStar Financial Corp. (NYSE: RLR) and Lexington Global Asset Managers, Inc. (NASDAQ: LGAM), a New Jersey-based asset management and mutual fund company, announced today that ReliaStar has completed the acquisition of Lexington Global Asset Managers. This is a stock-and-cash transaction valued at $51 million.

         "The addition of Lexington to our existing Pilgrim mutual fund operation builds on the momentum we've established in the asset gathering and management business since the acquisition of Pilgrim last year," said John G. Turner, ReliaStar chairman and chief executive officer. "In addition, this transaction enhances the overall mutual fund operations and asset management capabilities we will bring to ING when the acquisition of ReliaStar is completed early this fall."

         As announced May 1 and pending shareholder and regulatory approvals, ING Groep N.V. will acquire ReliaStar Financial Corp. and its family of companies late in the third quarter. ING, a global integrated financial services institution of Dutch origin, is active in banking, insurance and asset management in more than 60 countries and has nearly 90,000 employees.

         Lexington will become a wholly owned subsidiary of Pilgrim Capital Corp., a ReliaStar subsidiary that manages, markets and distributes open- and closed-end mutual funds and structured finance products. After Lexington and Pilgrim are combined, total assets under management will be more than $20 billion.

                                    -more-
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RELIASTAR ACQUIRES LEXINGTON GLOBAL ASSET MANAGERS, PG. 2 OF 2

         "We are extremely pleased to join forces with ReliaStar," said Robert DeMichele, Lexington president and chief executive officer. "This combination with Pilgrim will allow Lexington to expand its mutual fund, institutional, private account and wrap fee business. It also gives Lexington mutual fund shareholders access to a broad range of mutual fund products with outstanding performance."

         "The Lexington transaction will help us substantially increase Pilgrim's asset management capabilities," said Robert Stallings, Pilgrim chairman and chief executive officer. "We are pleased to add to our already strong domestic equity fund management capabilities an especially talented international fund management team from Lexington."

         Lexington Global Asset Managers, Inc. is a publicly owned company, and its common stock trades under the symbol LGAM on the NASDAQ National Market System. Lexington offers, through its subsidiaries, a variety of asset management and related services to retail investors, institutions and individuals. The Lexington family of mutual funds consists of 13 funds, including several international equity funds. Lexington has approximately $3.4 billion in total assets under management.

         ReliaStar Financial Corp. is a Minneapolis-based holding company whose subsidiaries offer individuals and institutions life insurance and annuities, employee benefits products and services, retirement plans, life and health reinsurance, mutual funds, and bank and trust products. ReliaStar Financial, a Fortune 500 company, is the eighth largest publicly held life insurance holding company in the United States based on 1999 revenues, and has $38.4 billion in assets under management and its subsidiaries have life insurance in force of $369.4 billion.

                                       ###

All statements in the report relative to markets for the Company's products and trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "believe," "expect," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company's ability to sell its products, the market value of the Company's investments and the lapse rate and profitability of the Company's policies; the Company's ability to achieve anticipated levels of operating efficiencies; mortality and morbidity; changes in federal income tax laws that may affect the relative tax advantages of some of the Company's products; and regulatory changes or actions, including those relating to regulation of financial services affecting bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of insurance products.

For a free prospectus on the Pilgrim Funds, please contact your financial professional or call Pilgrim Securities, Inc., distributor for the Pilgrim Funds at (800)334-3444 or visit our website at www.pilgrimfunds.com. The prospectus(es) contain more complete information on the Funds, including fees and expenses. Please read the prospectuses carefully before you invest or send money.